Exhibit 99.1

DatChat Launches Myseum Social Media Platform for Apple iOS and Android Platforms

Company to sponsor and participate in the upcoming Photo Managers Conference 2025, the premier conference for photo professionals

New Brunswick, NJ, March 25, 2025 (GLOBE NEWSWIRE) – DatChat, Inc. (Nasdaq: DATS) (“DatChat” or the “Company”), a secure messaging and social media company, today announced that its Myseum Social Media Platform for storing and sharing digital photos and content is now available as a download on Apple iOS and Android devices. The Company also announced its sponsorship and participation in The Photo Managers Conference 2025, being held April 22-26 in San Diego, California.

Myseum was launched by DatChat during the first week of March 2025. The innovative social media platform brings a fresh approach to digital media and content management, allowing users to create a digital legacy that can be easily shared today and with future generations. Backed by AI technology and proprietary software, the multi-tiered social media ecosystem enables individuals, families, and other groups to store and share digital content such as messages, photos, videos, and documents within a highly secure and private family library. To download the Myseum app, visit the Apple App Store or the Google Play Store.

“We are excited to release Myseum for both iOS and Android platforms, enabling us to maximize market reach and provide user accessibility on a variety of smartphones, tablets, and other smart devices,” said Darin Myman, Chief Executive Officer of DatChat.

“Cross-platform availability provides a seamless all-inclusive experience for families, promoting user engagement and supporting revenue opportunities for DatChat.”

Commenting on the Company’s upcoming sponsorship, Myman continued, “Our Myseum offering is closely aligned with the mission of The Photo Managers—to preserve and enjoy photos and memories that illustrate a family’s journey for the benefit of current and future generations. DatChat is a proud sponsor of their upcoming conference, which is the perfect venue to showcase Myseum to a wide audience of potential users and professionals.”

About The Photo Managers

Founded in 2009, The Photo Managers is the global leader in training and supporting professionals dedicated to helping individuals, families, and businesses organize, preserve, and share their most cherished memories. Our members provide expert services, including photo organizing, digitization, archiving, and storytelling, customized to meet clients’ unique needs. Conference registration is available here.

About DatChat, Inc.

DatChat, Inc. (Nasdaq: DATS) is a secure messaging and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat's patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient's device while feeling secure that at any time, and delete individual messages or entire message threads, making it like the conversation never happened. DatChat’s Myseum platform, ‘Your Forever Digital Shoebox,’ is a multi-tiered social media ecosystem that enables individuals, families, and other groups to store and share digital content such as messages, photos, videos, and documents within a highly secure and private family library. For more information about DatChat, please visit datchat.com.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

ir@datchats.com
800-658-8081